UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 16, 2019

Date of Report (Date of earliest event reported)

Cars.com Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37869	81-3693660
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

 300 S. Riverside Plaza, Suite 1000

Chicago, Illinois 60606

(Address of principal executive offices)

(312) 601-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CARS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2019, Cars.com Inc. (the “Company” or “CARS”) announced the resignation of Becky Sheehan, Chief Financial Officer, effective January 10, 2020 to pursue a new opportunity with a private equity portfolio company. The Company has commenced a search for Becky’s replacement, and she will assist in the transition of the Chief Financial Officer role until her departure from the Company. Becky’s departure is not due to a dispute or disagreement with the Company.

Jandy Tomy, the Company’s Vice President of Treasury and Investor Relations, will serve as interim Chief Financial Officer effective immediately following Becky’s departure. As of that date, Jandy will assume the duties of the Company’s principal financial officer and principal accounting officer until such time as her successor is appointed, or until her earlier resignation or removal.

Jandy, 46, has served as CARS’ Vice President of Treasury and Investor Relations since March 2017. Prior to that, Jandy worked for FTD Companies, Inc. (“FTD”), a floral and gifting company.  Jandy held various financial and accounting roles at FTD beginning in 2000 and was the Vice President of Finance and Investor Relations from 2007 until joining CARS in 2017. Jandy earned her Bachelor of Science degree in Accountancy from the University of Illinois and has more than 20 years of public company experience.

In connection with her change in position, Jandy will receive an annual base salary of $285,000 and an annual target cash incentive of 50% and a long-term equity incentive of 105% of base salary.  In addition, Jandy will be eligible to receive a cash bonus of $150,000 upon satisfaction of certain conditions.

There is no family relationship between Jandy and any director or executive officer of the Company and she has no direct or indirect material interest required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure

On December 16, 2019 Cars.com Inc. issued a press release announcing the resignation of Chief Financial Officer Becky Sheehan and appointment of Jandy Tomy as interim Chief Financial Officer, effective January 10, 2020. In addition, the Company reaffirmed the previously communicated 2019 outlook made on November 6, 2019. A copy of the press release is being furnished as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.Financial Statements and Exhibits.

(d)	Exhibits
Exhibit No.	Exhibit

99.1	Cars.com Inc. Press Release, dated December 16, 2019

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cars.com Inc.

Date: December 16, 2019	By:	/s/James F. Rogers
James F. Rogers Chief Legal Officer